                                                                    EXHIBIT # 11

                       SYSCO CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11

                                                        July 1, 1995    June 29, 1996    June 28, 1997
                                                        ------------    -------------    -------------
Calculation of Primary Earnings Per Share:
-----------------------------------------
Net earnings applicable to common stock                 $251,824,000     $276,905,000     $302,533,000
                                                        ============     ============     ============

Average number of common shares and common stock
equivalents outstanding                                  182,779,806      182,598,897      177,235,085

Dilutive effect of stock options (1)                              --               --               --
                                                        ------------     ------------     ------------
                                                         182,779,806      182,598,897      177,235,085
                                                        ============     ============     ============

Primary earnings per share                              $       1.38     $       1.52     $       1.71
                                                        ============     ============     ============



Calculation of Fully Diluted Earnings Per Share:
-----------------------------------------------
Net earnings applicable to common stock                 $251,824,000     $276,905,000     $302,533,000
                                                        ============     ============     ============

Average number of shares outstanding on a fully
diluted basis -- same as for calculation of primary
earnings per share                                       182,779,806      182,598,897      177,235,085

Dilutive effect of stock options and
Liquid Yield Option Notes (2)                                     --               --               --
                                                        ------------     ------------     ------------
                                                         182,779,806      182,598,897      177,235,085
                                                        ============     ============     ============

Fully diluted earnings per share                        $       1.38     $       1.52     $       1.71
                                                        ============     ============     ============



(1) Maximum possible dilutive effect of outstanding options in each year is less than 3%.

(2) Maximum possible dilutive effect of outstanding options and Liquid Yield Option Notes during each year is less than 3%.